Exhibit 99.1

Computer Software Innovations, Inc. Announces Record Revenues for the Fourth Quarter and Year End 2008

•	Record Revenues of $58.7 Million for 2008, up 6% versus 2007;

•	EBITDA increased to $5.1 million for 2008, versus $4.8 million in 2007;

•	2008 Fourth Quarter Revenues Increased 12% to $12.4 Million, versus $11.1 Million for the fourth quarter in 2007;

Computer Software Innovations, Inc. (OTC BB: CSWI), CSI Technology Outfitters™ (“CSI”) today announced its financial results for the quarter and full year ended December 31, 2008 (amounts rounded to the nearest $100,000).

Financial Results—Fiscal Year 2008:

For the year ended December 31, 2008, revenues totaled $58.7 million, an increase of $3.5 million or 6% from the 2007 fiscal year. The increase was driven by a $400,000 or 1% increase in our Technology solutions segment, and a $3.1 million or 29% increase in our Software applications segment. Software applications sales increased along all the major areas of new software, delivery, installation and training related revenues, as well as recurring support agreement revenues primarily from organic growth of $2 million. Revenues also increased with the addition of sales from the April 2008 acquisition of ICS Systems, Inc. (“ICS,” or “CSI-Greensboro”) adding $700,000 and the August 2008 acquisition of Version3, Inc. (“Version3”) adding $300,000.

Gross profit for 2008 was approximately $12.8 million, an increase of $1.5 million or 13%, compared to $11.3 million in 2007. Operating income declined $100,000, or 4% to $3 million for 2008 compared to operating income of $3.1 million for 2007. Net income for 2008 totaled $1.3 million, or $0.25 per basic share and $0.11 per diluted share, as compared to net income of approximately $1.7 million, or $0.46 per basic share, and $0.14 earnings per diluted share for the comparable period ended December 31, 2007.

EBITDA, or earnings before interest, income taxes, depreciation and amortization, improved to $5.1 million for the year ended December 31, 2008, an increase of $300,000 compared to $4.8 million for the same period of the previous year (EBITDA is a non-GAAP financial measure. See reconciliation to GAAP measure Net Income which follows).

For the year ended December 31, 2008, shareholders equity improved to $5.4 million from $2.5 million for the same period in 2007.

“CSI finished 2008 with record revenues and EBITDA, exceeding our expectations. Our performance for the fourth quarter and the full year is demonstration of the hard work and dedication of our team to persevere, despite the adverse economic conditions we face in the market today,” stated Nancy Hedrick, Chief Executive Officer of CSI. “Our total revenues for the year increased 6 percent over 2007, driven by a 29 percent increase in our Software applications segment.”

Financial Results—Fourth Quarter 2008:

CSI posted revenues of approximately $12.4 million for the fourth quarter ended December 31, 2008, an increase of approximately $1.3 million, or 12%, compared to $11.1 million in the fourth quarter of 2007. CSI experienced organic growth in its Technology solutions segment during the fourth quarter of $100,000, or 2%. CSI’s Software applications segment increased revenues $1.1 million, or 49%, with $200,000 added from the ICS acquisition, $200,000 from Version3, and $700,000 from organic growth.

Gross profit for the fourth quarter was approximately $1.8 million, an increase of $100,000 or 6% compared to the fourth quarter 2007. The increase in gross profit is attributed primarily to both higher volume in sales of infrastructure solutions products and related services, and the increase in Software applications segment revenues. Operating loss for the fourth quarter of 2008 was approximately $500,000, compared to an operating loss of approximately $300,000 for the same period in 2007. Operating costs increased, primarily from the ICS and Version3 acquisitions and increased selling efforts across an expanded territory, a long-term focused growth strategy.

CSI posted a net loss for the quarter ended December 31, 2008 of approximately $500,000 or $0.09 loss per basic and diluted share, compared to a net loss of approximately $100,000 or $0.03 loss per basic and diluted share for the same period in 2007. Due to the seasonality of CSI’s business, the fourth quarter is traditionally the lowest performing quarter in its fiscal year.

CSI’s EBITDA was approximately $100,000, declining $100,000 versus $200,000 for the same period in 2007. (EBITDA is a non-GAAP financial measure. See reconciliation to GAAP measure Net Income (Loss) which follows).

Nancy Hedrick, CEO of CSI, stated, “Our outlook for the year 2009 remains cautiously optimistic based on the strength of our company, the team we have assembled to execute our business plan, and the new education stimulus programs. Our performance over the last six months is evidence of our team’s ability to conquer challenges and move our plan forward. More than 90 percent of our revenues are currently generated within the education sector. We are hopeful the new education stimulus programs will benefit our clients in the latter quarters of 2009 and coming years. We continue to monitor our customers while pushing forward with our expansion into new geographic areas where we believe CSI will be well positioned to capitalize on the economic recovery.”

Conference Call Reminder for Today

The Company will host a conference call today, Tuesday, March 24, 2009 at 4:15 p.m. Eastern Time to discuss the company’s financial and operational results for the year ended December 31, 2008.

Conference Call Details

Date: Tuesday, March 24, 2009

Time: 4:15 p.m. (EST)

Dial-in Number: 1-800-762-8779

International Dial-in Number: 1-480-248-5081

It is recommended that participants phone-in approximately 5 to 10 minutes prior to the start of the 4:15 p.m. call. A replay of the conference call will be available approximately 3 hours after the completion of the call for 7 days, until March 31, 2009. To listen to the replay, dial (800) 406-7325 if calling within the U.S. or (303) 590-3030 if calling internationally and enter the pass code 4020211.

The call is also being webcast and may be accessed at CSI’s website at www.csioutfitters.com. The webcast will be archived and accessible until September 24, 2009 on the Company website.

About Computer Software Innovations, Inc.

CSI provides software and technology solutions to public sector markets. The 21st Century School solution has established the company as a major technology provider to the southeast education market. The 21st Century School is a seamless integration of instruction, collaboration, and network solutions that has been a significant factor in doubling company revenue in the past three years to over $58 million and increasing education revenue to approximately 90% of total revenue. The CSI solution portfolio encompasses proprietary accounting software specialized for the public sector, lesson planning and identity lifecycle management software, SharePoint development, network infrastructure and end device solutions, IP telephony and IP convergence applications, network management solutions and services, and interactive classroom technologies. More information about CSI (OTCBB: CSWI.OB) is available at www.csioutfitters.com.

Contacts:

Company Contact: David Dechant	Investor Contact: Mark McPartland
Computer Software Innovations, Inc.	Alliance Advisors, LLC
864-855-3900	910-686-0455
ddechant@csioutfitters.com	MarkMcp@allianceadvisors.net

Forward-Looking and Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases “may,” “could,” “should,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “predict,” “project” or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf.

In our most recent Form 10-K, we have included risk factors and uncertainties that might cause differences between anticipated and actual future results. We have attempted to identify, in context, some of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. The operations and results of our software and systems integration businesses also may be subject to the effects of other risks and uncertainties, including, but not limited to:

•	a reduction in anticipated sales;

•	an inability to perform customer contracts at anticipated cost levels;

•	our ability to otherwise meet the operating goals established by our business plan;

•	market acceptance of our new software, technology and services offerings;

•	an economic downturn; and

•	changes in the competitive marketplace and/or customer requirements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data),(Unaudited)	For the Quarter Ended December 31,		For the Years Ended December 31,
	2008	2007	2008	2007
REVENUES
Software applications segment	$3,440	$2,310	$13,559	$10,478
Technology solutions segment	8,928	8,781	45,144	44,719

Net sales and service revenue	12,368	11,091	58,703	55,197

COST OF SALES
Software applications segment
Cost of sales, excluding depreciation, amortization and capitalization	2,016	1,517	7,473	5,988
Depreciation	30	31	110	77
Amortization of capitalized software costs	437	323	1,381	1,109
Capitalization of software costs	(179)	(344)	(919)	(1,058)

Total Software applications segment cost of sales	2,304	1,527	8,045	6,116

Technology solutions segment
Cost of sales, excluding depreciation	8,209	7,823	37,721	37,670
Depreciation	29	23	119	90

Total Technology solutions segment cost of sales	8,238	7,846	37,840	37,760

Total cost of sales	10,542	9,373	45,885	43,876

Gross profit	1,826	1,718	12,818	11,321

OPERATING EXPENSES
Selling costs	1,162	942	4,304	3,187
Marketing costs	134	63	438	281
Stock based compensation	5	10	19	102
Acquisition costs	7	2	53	11
Professional, legal compliance and litigation costs	96	140	434	562
Depreciation and amortization	176	84	546	358
Other general and administrative expenses	723	784	3,997	3,674

Total operating expenses	2,303	2,025	9,791	8,175

Operating (loss) income	(477)	(307)	3,027	3,146

OTHER INCOME (EXPENSE)
Interest income	—	—	1	13
Interest expense	(167)	(142)	(574)	(562)
Loss on disposal of property and equipment	(72)	—	(76)	(1)

Net other expense	(239)	(142)	(649)	(550)

(Loss) income before income taxes	(716)	(449)	2,378	2,596
INCOME TAX (BENEFIT) EXPENSE	(171)	(311)	1,036	855

NET (LOSS) INCOME	$(545)	$(138)	$1,342	$1,741

BASIC (LOSS) EARNINGS PER SHARE	$(0.09)	$(0.03)	$0.25	$0.46

DILUTED EARNINGS PER SHARE	$(0.09)	$(0.03)	$0.11	$0.14

WEIGHTED AVERAGE SHARES OUTSTANDING:
– Basic	6,345	3,809	5,380	3,809

– Diluted	14,029	12,198	12,661	12,198

COMPUTER SOFTWARE INNOVATIONS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	December 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS

Cash and cash equivalents	$—	$—

Accounts receivable, net	13,862	8,697

Inventories	1,552	470

Prepaid expenses	98	43

Taxes receivable	223	177

Total current assets	15,735	9,387

PROPERTY AND EQUIPMENT, net	898	1,317

COMPUTER SOFTWARE COSTS, net	3,001	2,163

DEFERRED TAX ASSET, net	—	263

GOODWILL	2,431	1,481

OTHER INTANGIBLE ASSETS, net	2,970	1,575

Total assets	$25,035	$16,186

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES

Accounts payable	$3,644	$4,024

Deferred revenue	6,696	5,324

Deferred tax liability	421	469

Current portion of notes payable	447	283

Subordinated notes payable to shareholders	1,950	2,250

Total current liabilities	13,158	12,350

LONG-TERM DEFERRED TAX LIABILITY, net	329	—

NOTES PAYABLE, less current portion	515	764

BANK LINE OF CREDIT	5,634	575

Total liabilities	19,636	13,689

SHAREHOLDERS’ EQUITY

Preferred stock—$0.001 par value; 15,000 shares authorized; 6,740 and 6,860 shares issued and outstanding, respectively	7	7

Common stock—$0.001 par value; 40,000 shares authorized; 6,381 and 4,699 shares issued and outstanding, respectively	6	5

Additional paid-in capital	8,884	7,401

Accumulated deficit	(3,443)	(4,785)

Unearned stock compensation	(55)	(131)

Total shareholders’ equity	5,399	2,497

Total liabilities and shareholders’ equity	$25,035	$16,186

COMPUTER SOFTWARE INNOVATIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)	For the years ended December 31,
	2008	2007
OPERATING ACTIVITIES
Net income	$1,342	$1,741
Adjustments to reconcile net income to net cash (used for) provided by operating activities
Depreciation and amortization	2,156	1,634
Stock compensation expense	86	114
Deferred income tax (benefit) expense	(77)	164
Loss on disposal of property and equipment	76	1
Changes in deferred and accrued amounts net of effects from purchase of McAleer Computer Associates, Inc., ICS Systems, Inc., and Version3, Inc.
Accounts receivable	(5,165)	(4,869)
Inventories	(1,077)	2,099
Prepaid expenses and other assets	(55)	117
Accounts payable	(386)	29
Deferred revenue	1,235	3,245
Income tax receivable	(46)	(134)

Net cash (used for) provided by operating activities	(1,911)	4,141

INVESTING ACTIVITIES
Purchases of property and equipment	(594)	(338)
Proceeds from disposal of property and equipment	449	—
Capitalization of computer software	(1,067)	(1,058)
Purchase of computer software	—	(98)
Payments for acquisitions	(1,551)	(4,150)

Net cash used for investing activities	(2,763)	(5,644)

FINANCING ACTIVITIES
Net borrowings under line of credit	5,059	24
Borrowings under notes payable	666	972
Repayments of notes payable	(1,051)	(239)
Proceeds from exercise of stock options and warrants	—	746

Net cash provided by financing activities	4,674	1,503

Net change in cash and cash equivalents	—	—
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$—	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$577	$461
Income taxes	$1,159	$824

Non-GAAP Financial Measure: Explanation and Reconciliation of EBITDA

EBITDA is a non-GAAP financial measure used by management, lenders and certain investors as a supplemental measure in the evaluation of some aspects of a corporation’s financial position and core operating performance. Investors sometimes use EBITDA as it allows for some level of comparability of profitability trends between those businesses differing as to capital structure and capital intensity by removing the impacts of depreciation and amortization. EBITDA does not include changes in major working capital items such as receivables, inventory and payables, which can also indicate a significant need for, or source of, cash. Since decisions regarding capital investment and financing and changes in working capital components can have a significant impact on cash flow, EBITDA is not a good indicator of a business’s cash flows. We use EBITDA for evaluating the relative underlying performance of the Company’s core operations and for planning purposes, including a review of this indicator and discussion of potential targets in the preparation of annual operating budgets. We calculate EBITDA by adjusting net income or loss to exclude net interest expense, income tax expense or benefit and depreciation and amortization, thus the term “Earnings Before Interest, Taxes, Depreciation and Amortization” and the acronym “EBITDA.”

EBITDA is presented as additional information because management believes it to be a useful supplemental analytic measure of financial performance of our core business, and as it is frequently requested by sophisticated investors. However, management recognizes it is no substitute for GAAP measures and should not be relied upon as an indicator of financial performance separate from GAAP measures (as discussed further below).

When evaluating EBITDA, investors should consider, among other things, increasing and decreasing trends in the measure and how it compares to levels of debt and interest expense, ongoing investing activities, other financing activities and changes in working capital needs. Moreover, this measure should not be construed as an alternative to net income (as an indicator of operating performance) or cash flows (as a measure of liquidity) as determined in accordance with GAAP.

While some investors use EBITDA to compare between companies with different investment and capital structures, all companies do not calculate EBITDA in the same manner. Accordingly, the EBITDA presented below may not be comparable to similarly titled measures of other companies.

A reconciliation of net income reported under GAAP to EBITDA is provided below:

(Amounts in thousands)	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Reconciliation of net income per GAAP to EBITDA and Adjusted (Financing) EBITDA:
Net income per GAAP	$(545)	$(138)	$1,342	$1,741
Adjustments:
Income tax expense	(170)	(312)	1,036	855
Interest expense, net	166	142	574	549
Depreciation and amortization of fixed and intangible assets (excluding software development)	235	138	775	525
Amortization of software development costs	437	324	1,381	1,109

EBITDA	123	154	5,108	4,779

Adjustments to EBITDA to exclude those items excluded in loan covenant calculations:
Stock based compensation (non-cash portion)	5	10	19	102

Adjusted (Financing) EBITDA	$128	164	$5,127	$4,881